                                                       Item 24(b) Exhibit (13)


                                   EQUITY FUND
               Average annual total return as of December 31, 1996

1.00 Year

                  1000 (1+T)            =    1,070.26
                       (1+T)            =    1.0703
                          T             =    .0703

3.27 Years (since inception September 24, 1993)

       1000 (1+T)3.27                   =    1,222.48
           ((1+T)3.27)1/3.27            =    (1.22248)1/3.27
             1+T                        =    1.0633
               T                        =    .0633


                            SMALL CAPITALIZATION FUND
               Average annual total return as of December 31, 1996

1.00 Year

           1000 (1+T)                =    1,185.98
                 1+T                 =    1.1860
                   T                 =    .1860

3.27 Years (since inception September 24, 1993)

         1000 (1+T)3.27              =    1,735.59
             ((1+T)3.27)1/3.27       =    (1.73559)1/3.27
               1+T                   =    1.1836
                 T                   =    .1836

                                                       Item 24(b) Exhibit (13)

                                    BOND FUND
               Average annual total return as of December 31, 1996

1.00 Year

       1000 (1+T)                     =    925.05
             1+T                      =    .92505
               T                      =    -.0750

3.27 Years (since inception September 24, 1993)

       1000 (1+T)3.27                 =    924.96
           ((1+T)3.27)1/3.27          =    (0.92496)1/3.27
             1+T                      =    .9764
               T                      =    -.0236


                          INTERNATIONAL DISCOVERY FUND
               Average annual total return as of December 31, 1996

1.00 Year

        1000 (1+T)                    =    1,052.99
              1+T                     =    1.0530
                T                     =    .0530

3.27 Years (since inception September 24, 1993)

        1000 (1+T)3.27                =    1,012.15
            ((1+T)3.27)1/3.27         =    (1.01215) 1/3.27
              1+T                     =    1.0037
                T                     =    .0037

                                                       Item 24(b) Exhibit (13)

                             PRIME OBLIGATIONS FUND

CALCULATION OF WEEKLY MAINTENANCE FEE FACTOR:

       1,224.70         1996 AF
    -------------
     285,957.23         1996 Average Assets

= .0042828083    x    7/365    =       .00008213604

CALCULATION OF CHANGE IN UNIT VALUE:

(Unrounded     Unrounded)
( Price        Price    )
(12-29-XX - 12-22-XX    )  =  10.7450923379 - 10.738491091 = .0006147276
 -----------------------      ----------------------------
(     Unrounded Price   )
(     12-22-XX          )              10.738491091

ANNUALIZED YIELD:

365/7 (.0006147276 - .00008213604)  =     2.78%

EFFECTIVE YIELD:

(1 + .00053259156)365/7 - 1         =     2.82%

                                                       Item 24(b) Exhibit (13)

                          NONSTANDARDIZED TOTAL RETURN

                                   EQUITY FUND
               Average annual total return as of December 31, 1996
                 (Without Deduction of CDSC and Maintenance Fee)

1.00 Year

         1000 (1+T)                    =    1,156.58
              (1+T)                    =    1.1566
                 T                     =    .1566

3.27 Years (since inception September 24, 1993)

         1000 (1+T)3.27                =    1,396.00
             ((1+T)3.27)1/3.27         =    1.3960
               1+T                     =    1.1074
                 T                     =    .1074


                            SMALL CAPITALIZATION FUND
               Average annual total return as of December 31, 1996
                 (Without Deduction of CDSC and Maintenance Fee)

1.00 Year

         1000 (1+T)                    =    1,278.40
               1+T                     =    1.2784
                 T                     =    .2784

3.27 Years (since inception September 24, 1993)

         1000 (1+T)3.27                =    1,947.00
             ((1+T)3.27)1/3.27         =    1.9470
               1+T                     =    1.2259
                 T                     =    .2259

                                                       Item 24(b) Exhibit (13)

                                    BOND FUND
                 Average annual total return as of December 31,
              1996 (Without Deduction of CDSC and Maintenance Fee)

1.00 Year

         1000 (1+T)                    =    1,003.74
               1+T                     =    1.0037
                 T                     =    .0037

3.27 Years (since inception September 24, 1993)

         1000 (1+T)3.27                =    1,073.00
             ((1+T)3.27)1/3.27         =    1.07300
               1+T                     =    1.0218
                 T                     =    .0218


                          INTERNATIONAL DISCOVERY FUND
               Average annual total return as of December 31, 1996
                 (Without Deduction of CDSC and Maintenance Fee)

1.00 Year

         1000 (1+T)                    =    1,138.40
               1+T                     =    1.1384
                 T                     =    .1384

3.27 Years (since inception September 24, 1993)

         1000 (1+T)3.27                =    1,168.00
             ((1+T)3.27)1/3.27         =    1.1680
               1+T                     =    1.0486
                 T                     =    .0486

                                                       Item 24(b) Exhibit (13)

                                 NONSTANDARDIZED

                                   EQUITY FUND
                Cumulative Total Return as of December 31, 1996
                (Without Deduction of CDSC and Maintenance Fee)

EQUITY SERIES

     1.00 Year     1,156.59 - 1,000.00            =      156.59
                   156.59/1,000.00                =      15.66%

     3.27 Years (since inception September 24, 1993)

                   1,396.00 - 1,000.00            =      396.00
                   396.00/1,000.00                =      39.60%


                            SMALL CAPITALIZATION FUND
                 Cumulative Total Return as of December 31, 1996
                (Without Deduction of CDSC and Maintenance Fee)

SMALL CAP SERIES

     1.00 Year     1,278.40 - 1,000.00            =      278.40
                   278.40/1,000.00                =      27.84%

     3.27 Years (since inception September 24, 1993)

                   1,947.00 - 1,000.00            =      947.00
                   947.00/1,000.00                =      94.70%

                                    BOND FUND
                 Cumulative Total Return as of December 31, 1996
                (Without Deduction of CDSC and Maintenance Fee)

BOND SERIES

     1.00 Year    1,003.74 - 1,000.00            =      3.74
                  3.74/1,000.00                  =      .37%

     3.27 Years (since inception September 24, 1993)

                 1,073.00 - 1,000.00             =      73.00
                 73.00/1,000.00                  =      7.30%


                          INTERNATIONAL DISCOVERY FUND
                 Cumulative Total Return as of December 31, 1996
                (Without Deduction of CDSC and Maintenance Fee)

INTERNATIONAL DISCOVERY SERIES

     1.00 Year   1,138.40 - 1,000.00            =      138.40
                 138.40/1,000.00                =      13.84%

     3.27 Years (since inception September 24, 1993)

                 1,168.00 - 1,000.00            =      168.00
                 168.00/1,000.00                =      16.80%